IN THE UNITED STATES DISTRICT COURT,
NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION

SIDNEY MICHAEL COLE,

Plaintiff,
CIVIL ACTION NO.: 3-08CV0791-P
v.

GLOBAL AXCESS CORP,

Defendant

_____________________________________/

MEDIATED SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is made and entered into this 22nd day of January, 2009, by and between Plaintiff, Sidney Michael Cole (“Cole”) and Defendant, Global Axcess Corp (“Global”).

W I T N E S S E T H:

WHEREAS, Cole brought suit against Global in the above-styled case (“Lawsuit”) for damages and other relief, which claims are disputed by Global, and any liability therefor; and

WHEREAS, the parties have agreed to resolve this matter, including all claims, whether or not presently asserted in this litigation, by executing this Settlement Agreement, by which, amongst other consideration to be exchanged between the parties as provided herein.  Global’s insurer will pay a monetary sum to Cole, and Cole will dismiss this action against Global, with prejudice.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is hereby stipulated and agreed by and between the parties hereto as follows:

1.           The foregoing recitals are acknowledged and incorporated herein.

2.           On or before January 29, 2009, counsel for Cole will send a fully executed W-9 form to counsel for Global, and Global’s insurer, Admiral Insurance Company, shall tender the sum of $[XXXX]* to Cole’s counsel, Eugene Zemp DuBose, on or before February 12, 2009.

DuBose shall hold the settlement funds in trust until such time as the case is dismissed with prejudice as set forth in paragraph 3 below.

3.           Within ten (10) days following receipt of the settlement funds provided for herein, Cole’s counsel shall cause to be filed a Voluntarily Notice of Dismissal With Prejudice or other appropriate pleading (including an agreed order and dismissal to be signed by all counsel) to cause this action to be dismissed with prejudice.  Each party shall bear their own attorneys’ fees and costs.

4.           The parties agree that the terms of this Settlement Agreement are strictly confidential, and shall not be disclosed to any third party unless required by law.  The parties may, however, disclose the terms of this Settlement Agreement to their respective accountants or other professionals who have a need to know for purposes of rendering professional services to the parties hereto.  The parties hereto may further disclose the terms of this Settlement Agreement as required by applicable securities and other laws or regulations, but only so much of the terms of the Settlement Agreement as is necessary or required in accordance with said securities and other laws or regulations.

5.           Cole, for and in consideration of the payment of $[XXXX]*, and other valuable consideration received from or on behalf of Global and its insurer, Admiral Insurance Company, does hereby remise, release, acquit, satisfy, and forever discharge Global and its subsidiary and affiliated companies, its current and/or former officers, directors, employees, and agents, attorneys, accountants, and auditors (including but not limited to Kirkland, Russ Murphy & Tapp and it’s agents and employees), and its insurer, from any and all manner of obligations, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Cole, his successors, heirs and assigns ever had, now have or hereafter can, shall or may have, against them, from the beginning of the world to the date hereof, arising out of the facts, events, or transactions which was the subject of the Lawsuit.

* Filed under application for confidential treatment.

6.           Global, for good and valuable consideration, does hereby remise, release, acquit, satisfy, and forever discharge Cole, his attorneys and agents from any and all manner of obligations, action a actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Global, its successors and assigns ever had, now have or hereafter can, shall or may have, against them, from the beginning of the world to the date hereof, arising out of the facts, events, or transactions at issue in the Lawsuit.

7.           Notwithstanding anything to the contrary in this Settlement Agreement or otherwise provided herein, Cole shall retain ownership of all Global stock and warrants he owned prior to signing this Settlement Agreement.

8.           This Settlement Agreement may only be modified by a written document executed by all parties hereto, and no oral modifications to this Settlement Agreement shall be enforceable by any party.

9.           The parties stipulate and agree that they have jointly and equally participated in the drafting of this Settlement Agreement.  The parties further stipulate and agree that they have voluntarily entered into this Settlement Agreement without reliance on any statements or demands made by any other party hereto, including the party’s respective counsel, and that there have been no promises or inducements to enter into this Settlement Agreement that have not been expressly provided for herein.

10.           This Settlement Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first written above.

GLOBAL AXCESS CORP

By: _____________________	_______________________________
Witness
Its: ______________________

_________________________	________________________________
SIDNEY MICHAEL COLE	Witness

APPROVED AS TO FORM:

__________________________	________________________________
Steve Brust, counsel for Global	Eugene Zemp DuBose, counsel for Cole